Registration No. 333-

As filed with the Securities and Exchange Commission on November 8, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGIC SOFTWARE ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

5 Haplada Street,

Or Yehuda 60218, Israel

Tel: +972 (3) 538 9322

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Magic Software Enterprises Inc.
Attn: Regev Yativ, President
1642 Kaiser Avenue
Irvine, California 92714

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Amit Birk Adv. Magic Software Enterprises Ltd. 5 Haplada Street Or-Yehuda, 60218, Israel 972-3-538-9322	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee
Ordinary shares, par value NIS 0.1 per share
Warrants
Debt Securities
Subscription Rights to Purchase Ordinary Shares
Total			$60,000,000	$7,728.00 (4)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(2)	The registrant is hereby registering an indeterminate number of ordinary shares, warrants, debt securities and subscription rights of the registrant as may from time to time be offered at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.

(3)	The registrant is hereby registering (i) with respect to warrants, such an indeterminate number of ordinary shares and debt securities (A) as may be issuable or deliverable upon exercise of warrants, and (B) as may be required for delivery upon exercise of warrants as a result of anti-dilution provisions, (ii) with respect to debt securities, such an unspecified amount of ordinary shares (A) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (B) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions, up to a proposed aggregate offering price of $60,000,000; and, with respect to subscription rights, such an indeterminate number of ordinary shares (A) as may be issuable or deliverable upon exercise of the subscription rights, and (B) as may be required for delivery upon exercise of subscription rights as a result of anti-dilution provisions.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 8, 2013

PROSPECTUS

MAGIC SOFTWARE ENTERPRISES LTD. $60,000,000 Ordinary Shares Subscription Rights Warrants Debt Securities Units

We may offer to the public from time to time in one or more series or issuances:

•	ordinary shares;

•	subscription rights to purchase ordinary shares;

•	warrants to purchase ordinary shares or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness; or

•	units consisting of any of the forgoing securities.

We refer to the ordinary shares, warrants and debt securities collectively as “securities” in this prospectus.

Our ordinary shares are listed on the NASDAQ Global Select Market and on the Tel Aviv Stock Exchange under the symbol “MGIC.” On November 7, 2013, the last reported sale price of an ordinary share of our company on the NASDAQ Global Select Market was $6.44.

The securities will have a total public offering price not to exceed $60,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 15.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3(D) of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” beginning on page 3 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

In this prospectus, the terms “we”, “us”, “Magic” and “our” mean Magic Software Enterprises Ltd. and its subsidiaries, unless otherwise indicated.

All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels.

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SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000 or the equivalent denominated in foreign currencies or foreign currency units. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

Magic Software Enterprises Ltd.

Magic Software Enterprises Ltd. develops, markets, sells and supports an application platform and business and process integration solutions and offers information technology, or IT, professional services. Our products and services are available through a global network of regional offices, independent software vendors, or ISVs, system integrators, distributors and value added resellers as well as original equipment manufacturers and consulting partners in approximately 50 countries. Our offerings provide our partners and customers with the ability to develop business applications, leverage existing IT resources, enhance business agility, and focus on core business priorities to gain maximum return on their existing and new IT investments. We are known for our metadata driven, code-free approach, allowing users to focus on business logic rather than technology requirements. This approach forms the driving principle of both our Magic xpa application platform and our Magic xpi integration platform. Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “MGIC” and are also traded on the Tel Aviv Stock Exchange, or TASE.

Corporate Information

We were incorporated under the laws of the State of Israel in February 1983 as Mashov Software Export (1983) Ltd. and we changed our name to Magic Software Enterprises Ltd. in 1991. We are a public limited liability company and operate under the Israeli Companies Law 1999 and associated legislation. Our registered offices and principal place of business are located at 5 Haplada Street, Or-Yehuda 60218, Israel, and our telephone number is +972-3-538-9292. Our U.S. subsidiary, Magic Software Enterprises Inc., is located at 23046 Avenida de la Carlota, Laguna Hills, CA 92653. Our website address is www.magicsoftware.com. The information on our website is not incorporated by reference into this prospectus.

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the following factors as well as the other information contained in this prospectus and in the other reports that we file with the SEC and that we incorporate by reference into this prospectus before deciding to invest in our securities. This prospectus and statements that we may make from time to time may contain forward-looking information. There can be no assurance that actual results will not differ materially from our expectations, statements or projections. Factors that could cause actual results to differ from our expectations, statements or projections include the risks and uncertainties relating to our business described below. The information in this prospectus is complete and accurate as of the date of this prospectus, but the information may change thereafter.

Risks Related to Our Business and Our Industry

We are dependent on a limited number of core product families and services and a decrease in revenues from these products and services would adversely affect our business, results of operations and financial condition; our future success will be largely dependent on the acceptance of future releases of our core products and if we are unsuccessful with these efforts, our business, results of operations and financial condition will be adversely affected.

We derive a significant portion of our revenues from sales of application platforms and integration products primarily under our Magic xpa, Magic xpi and AppBuilder brands and from related professional services, software maintenance and technical support as well as from other IT professional services, which include IT consulting and staffing services. Our future growth depends heavily on our ability to effectively develop and sell new products developed by us or acquired from third parties as well as add new features to existing products. A decrease in revenues from our principal products and services would adversely affect our business, results of operations and financial condition.

Our future success will also be dependent on the continued acceptance of Magic xpa and Magic xpi. The continued acceptance of these products rely in part on the continued acceptance and growth of the cloud market, including rich internet applications, mobile and software as a service, or SaaS, for which they are particularly useful and advantageous. We will need to continue to enhance our products and if new versions of such products are not accepted, our business, results of operations and financial condition may be adversely affected.

Rapid technological changes may adversely affect the market acceptance of our products and services, and our business, results of operations and financial condition could be adversely affected; adapting to evolving technologies can require substantial financial investments, distract management and adversely affect the demand for our existing products or services.

We compete in a market that is characterized by rapid technological changes. Other companies are also seeking to offer Internet-related solutions, such as cloud computing, to generate growth. These companies may develop technological or business model innovations in the markets that we seek to address that are, or are perceived to be, equivalent or superior to our products. In addition, our customers’ business models may change in ways that we do not anticipate and these changes could reduce or eliminate our customers’ needs for our products and services. Our operating results depend on our ability to adapt to market changes and develop and introduce new products and services into existing and emerging markets.

The introduction of new technologies and devices could render existing products and services obsolete and unmarketable and could exert price pressures on our products and services. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by:

•	Supporting existing and emerging hardware, software, databases and networking platforms; and

•	Developing and introducing new and enhanced software development technology and applications that keep pace with such technological developments, emerging new markets and changing customer requirements.

Adapting to evolving technologies can require substantial financial investments, distract management and adversely affect the demand for our existing products and services. In addition, if release dates of any future products or enhancements are delayed or if they fail to achieve market acceptance when released, our business, financial condition and results of operations could be adversely affected.

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Adapting to evolving technologies may require us to invest a significant amount of resources into the development, integration and marketing of those technologies. The acceptance and growth of cloud computing and enterprise mobility are examples of rapidly changing technologies that we have adapted and productized. This adaptation already required us to make a substantial financial investment to develop and implement cloud computing and enterprise mobility into our software solution models and has required significant attention from our management to refine our business strategies to include the delivery of these solutions. As the market continues to adopt these new technologies, we expect to continue to make substantial investments in our service solutions and system integrations related to these changing technologies.  Even if we succeed in adapting to a new technology by developing attractive products and services and successfully bringing them to market, there is no assurance that the new product or service will have a positive impact on our financial performance and could even result in lower revenue, lower margins and higher costs and therefore could negatively impact our financial performance.

We face intense competition in the markets in which we operate. This competition could adversely affect our business, results of operations and financial condition.

We compete with other companies in the areas of application platforms, business integration and business process management, or BPM, tools, and in the applications and services markets in which we operate. The growth of the SaaS market has increased the competition in these areas. We expect that such competition will increase in the future, both with respect to our technology, applications and services which we currently offer and applications and services which we and other vendors are developing. Increased competition, direct and indirect, could adversely affect our business, financial condition and results of operations.

We also compete with other companies in the technical IT consulting and staffing services industry. This industry is highly competitive and fragmented and has low entry barriers. We, through three of our subsidiaries in the United States and three of our subsidiaries in Israel, compete for potential clients with providers of outsourcing services, systems integrators, computer systems consultants, other providers of technical IT consulting services and, to a lesser extent, temporary personnel agencies. We expect competition to increase, and we may not be able to remain competitive.

Some of our existing and potential competitors are larger companies, have substantially greater resources than us, including financial, technological, marketing, skilled human resources and distribution capabilities, and enjoy greater market recognition than us. We may not be able to differentiate our products and services from those of our competitors, offer our products as part of integrated systems or solutions to the same extent as our competitors, or successfully develop or introduce new products that are more cost-effective, or offer better performance than our competitors. Failure to do so could adversely affect our business, financial condition and results of operations.

We have a history of quarterly fluctuations in our results of operations and expect these fluctuations to continue.

We have experienced, and in the future may continue to experience, significant fluctuations in our quarterly results of operations. Factors that may contribute to fluctuations in our quarterly results of operations include:

•	The size and timing of orders;

•	The high level of competition that we encounter;

•	The timing of our products introductions or enhancements or those of our competitors or of providers of complementary products;

•	Market acceptance of our new products, applications and services;

•	The purchasing patterns and budget cycles of our customers and end-users;

•	The mix of product sales;

•	Exchange rate fluctuations;

•	General economic conditions; and

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•	The integration of newly acquired businesses.

Our customers ordinarily require the delivery of our products promptly after we accept their orders. With the exception of contracts for services, we usually do not have a backlog of orders for our products. Consequently, revenues from our products in any quarter depend on orders received and products provided by us and accepted by the customers in that quarter. A deferral in the placement and acceptance of any large order from one quarter to another could adversely affect our results of operations for the prior quarter. Our customers sometimes require an acceptance test for services we provide and as a result, we may have a significant backlog of orders for our services. Our revenues from services depend on orders received and services provided by us and accepted by our customers in that quarter. If sales in any quarter do not increase correspondingly or if we do not reduce our expenses in response to level or declining revenues in a timely fashion, our financial results for that quarter may be adversely affected. For these reasons, quarter-to-quarter comparisons of our results of operations are not necessarily meaningful and you should not rely on the results of our operations in any particular quarter as an indication of future performance.

Unfavorable national and global economic conditions could adversely affect our business, operating results and financial condition.

During periods of slowing economic activity our customers may reduce their demand for our products, technology and professional services, which would reduce our sales, and our business, operating results and financial condition may be adversely affected. Economies throughout the world currently face a number of challenges, including threatened sovereign defaults, credit downgrades, restricted credit for businesses and consumers and potentially falling demand for a variety of products and services. Notwithstanding the improving economic conditions in some of our markets, many companies are still cutting back expenditures or delaying plans to add additional personnel or systems. Any further worsening of the global economic condition could result in longer sales cycles, slower adoption of new technologies and increased price competition for our products and services. We could also be exposed to credit risk and payment delinquencies on our accounts receivable, which are not covered by collateral. Any of these events would likely harm our business, operating results and financial condition.

We may encounter difficulties in realizing the potential financial or strategic benefits of recent business acquisitions. We expect to make additional acquisitions in the future that could disrupt our operations and harm our operating results.

It is a part of our business strategy to pursue acquisitions and other initiatives in order to expand our product offerings or services or otherwise enhance our market position and strategic strengths. In the past three years we made a number of acquisitions, including: (i) our distributer in South Africa, Magix Integration (Proprietary) Ltd., or Magix Integration, which specializes in the software integration and application development of our platforms as well as the support of large-scale and complex systems in the public and financial sectors in South Africa; (ii) the AppBuilder activity of BluePhoenix Solutions Ltd., or AppBuilder, a development platform for managing, maintaining, and reusing business applications required by large-scale enterprises; (iii) Complete Business Solutions Ltd., a software solution provider and a Business Partner of SAP; and (iv) Comm-IT Group, a software and systems development house that specializes in providing advanced IT and communications services and solutions.

Acquisitions involve numerous risks, including the following:

•	Difficulties in integrating the operations, systems, technologies, products, and personnel of the acquired businesses or enterprises;

•	Diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from acquisitions;

•	Potential difficulties in completing projects associated with in-process research and development;

•	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	Initial dependence on unfamiliar supply chains or relatively small supply partners;

•	Insufficient revenue to offset increased expenses associated with acquisitions; and

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•	The potential loss of key employees, customers, distributors, vendors and other business partners of the companies we acquire following and continuing after announcement of acquisition plans.

Mergers and acquisitions of companies are inherently risky and subject to many factors outside of our control and no assurance can be given that our future acquisitions will be successful and will not adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could materially harm our business and operating results. Prior acquisitions have resulted in a wide range of outcomes, from successful introduction of new products and technologies to a failure to do so. Even when an acquired company has previously developed and marketed products, there can be no assurance that new product enhancements will be made in a timely manner or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

The revenues of our principal IT professional services subsidiary are dependent upon one key customer and a significant decrease in revenues from such customer could adversely affect our business, results of operations and financial condition.

The revenues of our principal IT professional services subsidiary are dependent upon Ericsson Inc., or Ericsson, which is currently our largest customer, accounting for 29%, 25%, 19% 22% and 14% of our total revenues in 2010, 2011 and 2012 and the six month periods ended June 30, 2012 and 2013, respectively. We do not know if, or for how much longer, Ericsson will continue to purchase the IT professional services of such subsidiary. A significant decrease in revenues from Ericsson may adversely affect our business, results of operations and financial condition.

We derive a significant portion of our revenues from independent distributors who are under no obligation to purchase our products and the loss of such independent distributors could adversely affect our business, results of operations and financial condition.

We sell our products through our direct sales representatives, as well as through third parties that use our technology to develop and sell solutions to their customers, referred to as ISVs or Magic Solution Providers, or MSPs, and also through system integrators. These independent MSPs then sell the applications they develop on the Magic xpa platform to end-users. In some regions, especially in Asia-Pacific, Eastern Europe, Spain, Italy, South America and a few countries in the Mediterranean area, we sell our products through regional distributors. We are dependent upon the acceptance of our products by our independent distributors and their active marketing and sales efforts. Typically, our arrangements with our independent distributors do not require them to purchase specified amounts of products or prevent them from selling non-competitive products. The independent distributors may not continue, or may not give a high priority to, marketing and supporting our products. Our results of operations could be adversely affected by changes in the financial condition, business, marketing strategies, local and global economic conditions, or results of our independent distributors.

We may lose independent distributors and we may not succeed in developing new distribution channels which could adversely affect our business, results of operations and financial condition.

If any of our distribution relationships are terminated, we may not be successful in replacing them on a timely basis, or at all. In addition, we will need to develop new sales channels for new products, and we may not succeed in doing so. Any changes in our distribution and sales channels, or our inability to establish effective distribution and sales channels for new markets, could adversely impact our ability to sell our products and result in a loss of revenues and profits.

Changes in the ratio of our revenues generated from different revenue elements may adversely affect our gross profit margins.

We derive our revenues from the sale of software licenses, related professional services, maintenance and technical support as well as from other IT professional services. Our gross margin is affected by the proportion of our revenues generated from the sale of each of those elements of our revenues. Our revenues from the sale of our software licenses, related professional services, maintenance and technical support have higher gross margins than our revenues from other IT professional services. Our software licenses revenues include the sale of third party software licenses, which have a lower gross margin than sales of our software products. Any increase in the portion of third party software license sales out of total license sales will decrease our gross profit margin. If the relative proportion of our revenues from the sale of IT professional services increases as a percentage of our total revenues, our gross profit margins may decline in the future.

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We derive a significant portion of our revenues from IT professional services. Our ability to attract and retain qualified computer professionals may adversely affect our business, results of operations and financial condition.

The success of our IT professional services is dependent upon our ability to attract and retain qualified computer professionals to serve as temporary IT personnel. Competition for the limited number of qualified professionals with a working knowledge of certain sophisticated computer languages is intense.  We compete for technical personnel with other providers of technical IT consulting and staffing services, systems integrators, providers of outsourcing services, computer systems consultants, clients and, to a lesser extent, temporary personnel agencies. A shortage of, and significant competition for, software professionals with the skills and experience necessary to perform the services offered by these subsidiaries may adversely affect our business, results of operations and financial condition. In addition, our ability to maintain and renew existing engagements and obtain new business for our contract IT professional services operations depends, in large part, on our ability to hire and retain technical personnel with the IT skills that keep pace with continuing changes in software evolution, industry standards and technologies, and client preferences. Demand for qualified professionals conversant with certain technologies may outstrip supply as new and additional skills are required to keep pace with evolving computer technology or as competition for technical personnel increases. Increasing demand for qualified personnel could also result in increased expenses to hire and retain qualified technical personnel and could adversely affect our profit margins.

Our widespread operations may strain our management, operational and financial resources and could adversely affect our business, results of operations and financial condition.

Our widespread operations have significantly strained our management, operational and financial resources in the past. Any future growth may increase this strain. To manage future growth effectively, we may:

•	Expand our operational, management, financial, marketing and research and development functions;

•	Train, motivate, manage and retain qualified employees; and

•	Hire additional personnel.

We may not succeed in managing future growth, which could adversely affect our business, results of operations and financial condition.

We may encounter difficulties with our international operations and sales which could adversely affect our business, results of operations and financial condition.

While our principal executive offices are located in Israel, 95%, 93%, 91%, 92% and 84% of our sales in 2010, 2011 and 2012 and the six month periods ended June 30, 2012 and 2013, respectively, were generated in other countries and regions including, but not limited to the United States, Europe, Japan, Asia-Pacific, India and South Africa. Our success in becoming a stronger competitor in the sale of application platforms and integration solutions is dependent upon our ability to increase our sales in all our markets. Our efforts to increase our penetration into these markets are subject to risks inherent to such markets, including the high cost of doing business in such locations. Our efforts may be costly and they may not result in profits, which could adversely affect our business, results of operations and financial condition.

Our international operation subjects us to many risks inherent to international business activities, including:

•	Limitations and disruptions resulting from the imposition of government controls;

•	Changes in regulatory requirements;

•	Export license requirements;

•	Economic or political instability;

•	Trade restrictions;

•	Changes in tariffs;

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•	Currency fluctuations;

•	Difficulties in the collection of receivables;

•	Foreign tax consequences;

•	Greater difficulty in safeguarding intellectual property;

•	Difficulties in managing overseas subsidiaries and international operations; and

We may encounter significant difficulties in connection with the sale of our products and services in international markets as a result of one or more of these factors and our business, results of operations and financial condition could be adversely affected.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

Cyber attacks or other breaches of network or IT security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber attack, malware, computer viruses and other means of unauthorized access.  While we maintain insurance coverage for some of these events, the potential liabilities associated with these events could exceed the insurance coverage we maintain.  Our inability to operate our facilities as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors for our application platforms as well as in the process and business integration technologies and IT services market. In addition, a failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber attacks or other cyber incidents which, individually or in the aggregate, resulted in a material impact to our operations or financial condition.

Maintaining the security of our products, computers and networks is a critical issue for us and our customers. Security researchers, criminal hackers and other third parties regularly develop new techniques to penetrate computer and network security measures. In addition, hackers also develop and deploy viruses, worms and other malicious software programs, some of which may be specifically designed to attack our products, systems, computers or networks. Additionally, outside parties may attempt to fraudulently induce our employees or users of our products to disclose sensitive information in order to gain access to our data or our customers’ data. These potential breaches of our security measures and the accidental loss, inadvertent disclosure or unauthorized dissemination of proprietary information or sensitive, personal or confidential data about us, our employees or our customers, including the potential loss or disclosure of such information or data as a result of hacking, fraud, trickery or other forms of deception, could expose us, our employees, our customers or the individuals affected to a risk of loss or misuse of this information, result in litigation and potential liability or fines for us, damage our brand and reputation or otherwise harm our business.

Currency exchange rate fluctuations in the markets in which we conduct business could adversely affect our business, results of operations and financial condition.

Our financial statements are stated in U.S. dollars, our functional currency. However, in 2011 and 2012, over 46% and 49% of our revenues, respectively, were derived from sales outside the United States, particularly Europe, Japan, Israel, the United Kingdom and South Africa. We also maintain substantial non-U.S. dollar balances of assets, including cash and accounts receivable, and liabilities, including accounts payable. Therefore, fluctuations in the value of the currencies in which we do business relative to the U.S. dollar may adversely affect our business, results of operations and financial condition, by decreasing the U.S. dollar value of assets held in other currencies and increasing the U.S. dollar amount of liabilities payable in other currencies, or by decreasing the U.S. dollar value of our revenues in other currencies and increasing the U.S. dollar amount of our expenses in other currencies. Even if we use derivatives or other instruments to hedge part or all of our exposures from time to time, they may not effectively eliminate such risk, if at all.

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The increasing amount of intangible assets and goodwill recorded on our balance sheet may lead to significant impairment charges in the future.

We regularly review our long-lived assets, including identifiable intangible assets and goodwill, for impairment. Goodwill and indefinite life intangible assets are subject to impairment review at least annually. Other long-lived assets are reviewed when there is an indication that impairment may have occurred. The amount of goodwill and identifiable intangible assets on our consolidated balance sheet has increased significantly to $80 million as a result of our acquisitions and capitalized software development costs, and may increase further following future acquisitions. Impairment testing under U.S. GAAP may lead to further impairment charges in the future. Any significant impairment charges could have a material adverse effect on our results of operations.

Our products have a lengthy sales cycle which could adversely affect our revenues.

Our customers typically use our technologies to develop and deploy as well as to integrate applications that are critical to their businesses. As a result, the licensing and implementation of our technologies generally involves a significant commitment of attention and resources by prospective customers. Because of the long approval process that typically accompanies strategic initiatives or capital expenditures by companies, our sales process is often delayed, with little or no control over any delays encountered by us. Our sales cycle can be further extended for sales made through third party distributors.

Our products may contain defects that may be costly to correct, delay their market acceptance and expose us to difficulties in the collection of receivables and to litigation.

Despite our regular quality assurance testing, as well as testing performed by our partners and end-users who participate in our beta-testing programs, errors may be found in our software products or in applications developed with our technology. This risk is exacerbated by the fact that a significant percentage of the applications developed with our technology were and are likely to continue to be developed by our ISV partners and system integrators over whom we exercise no supervision or control. If defects are discovered, we may not be able to successfully correct them in a timely manner or at all. Defects and failures in our products could result in a loss of, or delay in, market acceptance of our products, as well as difficulties in the collection of receivables and litigation, and could damage our reputation.

Our standard license agreement with our customers contains provisions designed to limit our exposure to potential product liability claims that may not be effective or enforceable under the laws of some jurisdictions. Also, the professional liability insurance that we maintain may not be sufficient against potential claims. Accordingly, we could fail to realize revenues and suffer damage to our reputation as a result of, or in defense of, a substantial claim.

Our proprietary technology is difficult to protect and unauthorized use of our proprietary technology by third parties may impair our ability to compete effectively.

Our success and ability to compete depend in large part upon our ability to protect our proprietary technology. We rely on a combination of trade secret and copyright laws and confidentiality, non-disclosure and assignment-of-inventions agreements to protect our proprietary technology. We do not have any patents. Our policy is to require employees and consultants to execute confidentiality and non-compete agreements upon the commencement of their relationships with us. These measures may not be adequate to protect our technology from third-party infringement, and our competitors might independently develop technologies that are substantially equivalent or superior to ours. Additionally, our products may be sold in foreign countries that provide less protection for intellectual property rights than that provided under U.S. or Israeli laws.

Third parties have in the past, and may in the future, claim that we infringe upon their intellectual property rights and could harm our business.

From time to time third parties have in the past, and may in the future, assert infringement claims against us or claim that we have violated a patent or infringed upon a copyright, trademark or other proprietary right belonging to them. Intellectual property litigation is expensive and any court ruling against us or infringement claim, even one without merit, could result in the expenditure of significant financial and managerial resources to defend any such claims, which will adversely affect our financial condition and results of operations.

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We may be unable to attract, train and retain qualified personnel, which could adversely affect our business, results of operations and financial condition.

In the event our business grows in the future, we will need to hire additional qualified personnel. The process of locating, training and successfully integrating qualified personnel into our operations can be lengthy and expensive. We may not be able to attract the personnel we need. Any loss of members of senior management or key technical personnel, or any failure to attract or retain highly qualified employees as needed, could have an adverse effect on our business, financial condition and results of operations.

Because we are controlled by Formula Systems (1985) Ltd. and Asseco Poland S.A., investors will not be able to affect the outcome of shareholder votes.

Formula Systems (1985) Ltd., or Formula Systems (symbol: FORTY), an Israeli company whose shares trade on the NASDAQ Global Select Market and the TASE, directly owned 19,160,044 or 52.1%, of our outstanding ordinary shares as of June 30, 2013. Asseco Poland S.A., or Asseco, a Polish company listed on Warsaw Stock Exchange, owns 43.36% of the outstanding shares of Formula Systems. Although transactions between us and our controlling shareholders are subject to special approvals under Israeli law, Formula Systems and Asseco will be able to exercise control over our operations and business strategy and affairs, including any determinations with respect to potential mergers or other business combinations involving us, our acquisition or disposition of assets, our incurrence of indebtedness, our issuance of any additional ordinary shares or other equity securities, our repurchase or redemption of ordinary shares and our payment of dividends. Similarly, Formula Systems and Asseco will be able to control most matters requiring shareholder approval, including the election of our directors (subject to a special majority required for the election of external directors). Such concentration of ownership may have the effect of delaying or preventing an acquisition or a change in control of us.

If we are unable to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the reliability of our financial statements may be questioned and our share price may suffer.

The Sarbanes-Oxley Act of 2002 imposes certain duties on us and on our executives and directors. To comply with this statute, we are required to document and test our internal control over financial reporting, and our independent registered public accounting firm must issue an attestation report on our internal control procedures, and our management is required to assess and issue a report concerning our internal control over financial reporting. Our efforts to comply with these requirements have resulted in increased general and administrative expenses and a diversion of management time and attention, and we expect these efforts to require the continued commitment of significant resources. We may identify material weaknesses or significant deficiencies in our assessments of our internal controls over financial reporting. Failure to maintain effective internal control over financial reporting could result in investigation or sanctions by regulatory authorities, and could adversely affect our operating results, investor confidence in our reported financial information and the market price of our ordinary shares.

Risks Related to Ownership of Our Ordinary Shares

Our share price has been volatile in the past and may continue to be susceptible to significant market price and volume fluctuations in the future.

Our ordinary shares have experienced significant market price and volume fluctuations in the past and may experience significant market price and volume fluctuations in the future. While in 2010 our share price increased by 170%, in 2011 and 2012 our share price dropped by 20% and 7%, respectively. Our market price and volume may fluctuate in response to factors such as the following, some of which are beyond our control:

•	Quarterly variations in our operating results;

•	Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	Announcements of technological innovations or new products by us or our competitors;

•	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Changes in the status of our intellectual property rights;

•	Announcements by third parties of significant claims or proceedings against us;

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•	Additions or departures of key personnel;

•	The public’s response to our press releases, our other public announcements and our filings with the SEC and the Israeli Securities Authority;

•	Adoption of a dividend policy;

•	Future sales of our ordinary shares by our directors, officers and significant shareholders;

•	Political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events;

•	Other events or factors in any of the markets in which we operate, including those resulting from war, incidents of terrorism, natural disasters or responses to such events; and

•	General trends of the stock markets.

Domestic and international stock markets often experience extreme price and volume fluctuations. The market prices of ordinary shares of software companies have been extremely volatile. Stock prices of many software companies have often fluctuated in a manner unrelated or disproportionate to the operating performance of such companies.

In the past, securities class action litigation has often been brought against registrants following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources.

Our ordinary shares are traded on more than one market and this may result in price variations.

Our ordinary shares are traded primarily on the NASDAQ Global Select Market and on the TASE. Trading in our ordinary shares on these markets is made in different currencies (U.S. dollars on the NASDAQ Global Select Market and NIS on the TASE) and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). Consequently, the trading prices of our ordinary shares on these two markets may differ. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

The trading volume of our shares has been low in the past and may be low in the future, resulting in lower than expected market prices for our shares.

Our shares have traded at low volumes in the past and may trade at low volumes in the future for reasons that may be related or unrelated to our performance. This may result in a lack of liquidity, which could negatively affect the market price for our ordinary shares.

We may in the future be classified as a passive foreign investment company, or PFIC, which will subject our U.S. investors to adverse tax rules.

Holders of our ordinary shares who are U.S. residents face income tax risks. There is a risk that we will be treated as a PFIC. Our treatment as a PFIC could result in a reduction in the after-tax return to the U.S. holders of our ordinary shares and would likely cause a reduction in the value of our shares. For U.S. federal income tax purposes, we will generally be classified as a PFIC for any taxable year in which either: (i) 75% or more of our gross income is passive income or (ii) at least 50% of the average value of our assets for the taxable year produce or are held for the production of passive income. If we were determined to be a PFIC for U.S. federal income tax purposes, highly complex rules would apply to U.S. holders owning our ordinary shares and such U.S. holders could suffer adverse U.S. tax consequences. Accordingly, you are urged to consult your tax advisors regarding the application of such rules. United States residents should carefully read “Item 10E. Additional Information - Taxation, United States Federal Income Tax Consequences” of our Annual Report on Form 20-F for a more complete discussion of the U.S. federal income tax risks related to owning and disposing of our ordinary shares.

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Risks Related to Our Location in Israel

Political, economic and military instability in Israel may disrupt our operations and negatively affect our business condition, harm our results of operations and adversely affect our share price.

We are incorporated under the laws of, and our principal executive offices and manufacturing and research and development facilities are located in, the State of Israel.  As a result, political, economic and military conditions affecting Israel directly influence us.  Any major hostilities involving Israel, a full or partial mobilization of the reserve forces of the Israeli army, the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel could adversely affect our business, financial condition and results of operations.

Since its establishment in 1948, Israel has been involved in a number of armed conflicts with its Arab neighbors and a state of hostility, varying from time to time in intensity and degree, has continued into 2013. Also, since 2011, riots and uprisings in several countries in the Middle East and neighboring regions have led to severe political instability in several neighboring states and to a decline in the regional security situation. Such instability may affect the local and global economy, could negatively affect business conditions and, therefore, could adversely affect our operations.  In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in areas that neighbor Israel, such as Hamas in Gaza and Hezbollah in Lebanon. This situation may potentially escalate in the future to violent events which may affect Israel and us. To date, these matters have not had any material effect on our business and results of operations; however, the regional security situation and worldwide perceptions of it are outside our control and there can be no assurance that these matters will not negatively affect us in the future.

Furthermore, there are a number of countries, primarily in the Middle East, as well as Malaysia and Indonesia, that restrict business with Israel or Israeli companies, and we are precluded from marketing our products to these countries.  Restrictive laws or policies directed towards Israel or Israeli businesses may have an adverse impact on our operations, our financial results or the expansion of our business.

Our results of operations may be adversely affected by the obligation of our personnel to perform military service.

Many of our executive officers and employees in Israel are obligated to perform annual reserve duty in the Israeli Defense Forces and may be called for active duty under emergency circumstances at any time. If a military conflict or war arises, these individuals could be required to serve in the military for extended periods of time. Our operations could be disrupted by the absence for a significant period of one or more of our executive officers or key employees or a significant number of other employees due to military service. Any disruption in our operations could adversely affect our business.

We currently have the ability to benefit from government tax benefits, which may be cancelled or reduced in the future.

We are currently eligible to receive tax benefits under programs of the Government of Israel. In order to maintain our eligibility for these tax benefits, we must continue to meet specific requirements. If we fail to comply with these requirements in the future, such tax benefits may be cancelled.

Service and enforcement of legal process on us and our directors and officers may be difficult to obtain.

We are incorporated in Israel and some of our directors and executive officers reside outside the United States. Service of process upon them may be difficult to effect within the United States. Furthermore, most of our assets and the assets of some of our executive officers are located outside the United States. Therefore, a judgment obtained against us or any of them in the United States, including one based on the civil liability provisions of the U.S. federal securities laws may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to assert U.S. securities law claims in original actions instituted in Israel.

Provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore depress the price of our shares.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to some of our shareholders. These provisions of Israeli corporate and tax law may have the effect of delaying, preventing or complicating a merger with, or other acquisition of, us. This could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us. Third parties who are otherwise willing to pay a premium over prevailing market prices to gain control of us may be unable or unwilling to do so because of these provisions of Israeli law.

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The rights and responsibilities of our shareholders are governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

We are incorporated under Israeli law. The rights and responsibilities of holders of our ordinary shares are governed by our memorandum of association, articles of association and by Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith in exercising his or her rights and fulfilling his or her obligations toward the company and other shareholders and to refrain from abusing his power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters. Israeli law provides that these duties are applicable in shareholder votes at the general meeting with respect to, among other things, amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and actions and transactions involving interests of officers, directors or other interested parties which require the shareholders’ general meeting’s approval. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that he or she possesses the power to determine the outcome of a vote at a meeting of our shareholders, or who has, by virtue of the company’s articles of association, the power to appoint or prevent the appointment of an office holder in the company, or any other power with respect to the company, has a duty of fairness toward the company. The Israeli Companies Law does not establish criteria for determining whether or not a shareholder has acted in good faith.

As a foreign private issuer whose shares are listed on the NASDAQ Global Select Market, we may follow certain home country corporate governance practices instead of certain NASDAQ requirements.

As a foreign private issuer whose shares are listed on the NASDAQ Global Select Market, we are permitted to follow certain home country corporate governance practices instead of certain requirements of the NASDAQ Stock Market Rules. Among other things, as a foreign private issuer we may also follow home country practice with regard to, the composition of the board of directors, director nomination procedure, compensation of officers and quorum at shareholders’ meetings. In addition, we may follow our home country law, instead of the NASDAQ Stock Market Rules, which require that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. Accordingly, our shareholders may not be afforded the same protection as provided under NASDAQ’s corporate governance rules. A foreign private issuer that elects to follow a home country practice instead of such requirements must submit to NASDAQ in advance a written statement from an independent counsel in such issuer’s home country certifying that the issuer’s practices are not prohibited by the home country’s laws. In addition, a foreign private issuer must disclose in its annual reports filed with the SEC each such requirement that it does not follow and describe the home country practice followed by the issuer instead of any such requirement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements which involve known and unknown risks and uncertainties. We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as “may,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

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RATIO OF EARNINGS TO FIXED CHARGES

Our company’s fixed charges are immaterial.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization as of June 30, 2013.

As of June 30, 2013
(U.S. dollars in thousands)
Short-term debt (including current maturities of long term loans and debt)	$93
Long-term loans	359
Total shareholders' equity	120,357
Total liabilities and shareholders' equity	161,156

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares are quoted on the NASDAQ Global Select Market under the symbol “MGIC” and are listed on the Tel Aviv Stock Exchange. On November 7, 2013, the last reported sale price of our ordinary shares on the NASDAQ Global Select Market was $6.44 and the last reported sale price of our ordinary shares on the Tel Aviv Stock Exchange was $6.55

Annual Share Price Information

The following table sets forth, for each of the years indicated, the range of high ask and low bid prices of our ordinary shares on the NASDAQ Global Select Market (for periods from January 3, 2011) or the NASDAQ Global Market (for periods prior to January 3, 2011) and the TASE:

	NASDAQ		Tel Aviv Stock Exchange*
Year	High	Low	High	Low

2008	$2.38	$0.94	$2.47	$0.91
2009	$2.50	$0.98	$2.38	$1.04
2010	$8.43	$1.55	$8.11	$1.56
2011	$9.74	$3.91	$9.55	$3.95
2012	$7.32	$3.76	$7.42	$3.94

* The U.S. dollar price of shares on the TASE is determined by dividing the price of an ordinary share in NIS by the representative exchange rate of the NIS against the U.S. dollar on the same date.

Quarterly Share Price Information

The following table sets forth, for each of the financial quarters in the two most recent financial years, the range of high ask and low bid prices of our ordinary shares on the NASDAQ Global Select Market (for periods from January 3, 2011) or the NASDAQ Global Market (for periods prior to January 3, 2011) and the TASE:

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	NASDAQ		Tel Aviv Stock Exchange*
	High	Low	High	Low
2011
First quarter	$9.74	$5.04	$8.26	$7.12
Second quarter	$7.75	$4.30	$7.24	$4.75
Third quarter	$6.45	$3.91	$5.21	$4.36
Fourth quarter	$6.38	$3.92	$5.37	$4.66

2012
First quarter	$7.32	$4.97	$7.42	$4.98
Second quarter	$6.60	$5.33	$6.65	$5.47
Third quarter	$5.63	$4.01	$5.66	$3.98
Fourth quarter	$4.92	$3.76	$4.99	$3.94

2013
First quarter	$5.58	$4.46	$5.42	$4.53
Second quarter	$5.51	$4.84	$5.56	$4.76
Third quarter	$6.95	$5.32	$6.86	$5.42
Fourth quarter (through November 3, 2013)	$6.92	$6.12	$6.92	$6.16

* The U.S. dollar price of shares on the TASE is determined by dividing the price of an ordinary share in NIS by the representative exchange rate of the NIS against the U.S. dollar on the same date.

Monthly Share Price Information

The following table sets forth, for the most recent six months, the range of high ask and low bid prices of our ordinary shares on the NASDAQ Global Select Market (for periods from January 3, 2011) or the NASDAQ Global Market (for periods prior to January 3, 2011) and the TASE:

	NASDAQ		Tel Aviv Stock Exchange*
	High	Low	High	Low
April 2013	$5.39	$4.84	$5.41	$4.77
May 2013	$5.51	$5.12	$5.50	$5.15
June 2013	$5.50	$5.17	$5.56	$5.25
July 2013	$6.21	$5.32	$6.14	$5.38
August 2013	$6.62	$5.77	$6.67	$5.66
September 2013	$6.95	$6.56	$6.90	$6.50
October 2013	$6.92	$6.12	$6.88	$6.12

* The U.S. dollar price of shares on the TASE is determined by dividing the price of an ordinary share in NIS by the representative exchange rate of the NIS against the U.S. dollar on the same date.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, acquisitions and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below, including any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

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•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents, and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In no event will any underwriter or dealer receive fees, commissions, and markups which, in the aggregate, would exceed eight percent of the price of the shares being registered.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder purchase rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder purchase rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder purchase rights, the shareholder purchase rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder purchase rights, including:

•	whether ordinary shares for those securities will be offered under the shareholder purchase rights;

•	the number of those securities or warrants that will be offered under the shareholder purchase rights;

•	the period during which and the price at which the shareholder purchase rights will be exercisable;
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•	the number of shareholder purchase rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the shareholder purchase rights; and

•	any other material terms of the shareholder purchase rights.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 50,000,000 ordinary shares of a nominal value of NIS 0.1 each. All outstanding ordinary shares are validly issued, fully paid and non-assessable. The rights attached to the ordinary shares are as follows:

Dividend rights. Holders of our ordinary shares are entitled to the full amount of any cash or share dividend subsequently declared. The board of directors may declare interim dividends and propose the final dividend with respect to any fiscal year only out of the retained earnings, in accordance with the provisions of the Israeli Companies Law. All unclaimed dividends or other monies payable in respect of a share may be invested or otherwise made use of by the Board of Directors for our benefit until claimed. Any dividend unclaimed after a period of three years from the date of declaration of such dividend will be forfeited and will revert to us; provided, however, that the Board of Directors may, at its discretion, cause us to pay any such dividend to a person who would have been entitled thereto had the same not reverted to us. We are not obligated to pay interest or linkage differentials on an unclaimed dividend.

Voting rights. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

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The quorum required at any meeting of shareholders consists of at least two shareholders present in person or represented by proxy who hold or represent, in the aggregate, at least one-third (33%) of the voting rights in the company. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or any time and place as the directors designate in a notice to the shareholders. At the reconvened meeting, the required quorum consists of any two members present in person or by proxy.

Under our articles of association, all resolutions require approval of no less than a majority of the voting rights represented at the meeting in person or by proxy and voting thereon.

Pursuant to our articles of association, our directors (except external directors) are elected at our annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting and hold office until the next annual general meeting of shareholders and until their successors have been elected. All the members of our Board of Directors (except the external directors) may be reelected upon completion of their term of office. Asseco, our controlling shareholder, and Formula Systems, our parent company, will be able to exercise control over the election of our directors (subject to a special majority required for the election of external directors).

Rights to share in the company’s profits. Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution.

Rights to share in surplus in the event of liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Liability to capital calls by the company. Under our memorandum of association and the Israeli Companies Law, the liability of our shareholders to provide us with additional funds is limited to the par value of the shares held by them.

Changing Rights Attached to Shares

According to our articles of association, the rights attached to any class of shares may be modified or abrogated by us, subject to the consent in writing of, or sanction of a resolution passed by, the holders of a majority of the issued shares of such class at a separate general meeting of the holders of the shares of such class.

Annual and Extraordinary Meetings

Under the Israeli Companies Law a company must convene an annual meeting of shareholders at least once every calendar year and within fifteen months of the last annual meeting. Depending on the matter to be voted upon, notice of at least 21 days or 35 days prior to the date of the meeting is required. Our board of directors may, in its discretion, convene additional meetings as “extraordinary general meetings.” In addition, the board must convene an extraordinary general meeting upon the demand of two of the directors, 25% of the nominated directors, one or more shareholders holding at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company.

Limitations on the Rights to Own Securities in Our Company

Neither our memorandum of association or our articles of association nor the laws of the State of Israel restrict in any way the ownership or voting of shares by non-residents, except with respect to subjects of countries which are in a state of war with Israel.

Provisions Restricting Change in Control of Our Company

The Israeli Companies Law requires that mergers between Israeli companies be approved by the board of directors and general meeting of shareholders of both parties to the transaction. The approval of the board of directors of both companies is subject to such boards’ confirmation that there is no reasonable doubt that following the merger the surviving company will be able to fulfill its obligations towards its creditors. Each company must notify its creditors about the contemplated merger. Under the Israeli Companies Law, our articles of association are deemed to include a requirement that such merger be approved by an extraordinary resolution of the shareholders, as explained above. The approval of the merger by the general meetings of shareholders of the companies is also subject to additional approval requirements as specified in the Israeli Companies Law and regulations promulgated thereunder.

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Disclosure of Shareholders Ownership

The Israeli Securities Law and the regulations promulgated thereunder require that a company whose shares are traded on a stock exchange in Israel, as in the case of our company, report the share ownership of its interested parties. An interested party is defined under the Israeli Securities Law as any one of the following: (i) a person holding 5% or more of the company’s issued capital stock or voting power, or who is entitled to appoint one or more of the company’s directors or its general manager; or (ii) any person acting as a director or general manager of the company; or (iii) any company, in which any of the above persons either holds 25% or more of its capital stock or voting power or is entitled to appoint 25% or more of its directors.

Changes in Our Capital

Changes in our capital are subject to the approval of the shareholders by a majority of the votes of shareholders present at the meeting, in person or by proxy, and voting on the matter.

The transfer agent and registrar for the ordinary shares is American Stock Transfer & Trust Company.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the shares ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Magic Software Enterprises Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Magic Software Enterprises Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

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FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law and regulations do not impose any material foreign exchange restrictions on non-Israeli holders of our ordinary shares.

Non-residents of Israel who purchase our ordinary shares will be able to convert dividends, if any, thereon, and any amounts payable upon our dissolution, liquidation or winding up, as well as the proceeds of any sale in Israel of our ordinary shares to an Israeli resident, into freely repatriable dollars, at the exchange rate prevailing at the time of conversion, provided that the Israeli income tax has been withheld (or paid) with respect to such amounts or an exemption has been obtained.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is Magic Software Enterprises Inc., located at 23046 Avenida de la Carlota, Laguna Hills, CA 92653.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Securities and Exchange Commission registration fee	$8,000
Legal fees and expenses	10,000
Accountants’ fees and expenses	27,000
Printing fees	1,000
Miscellaneous	5,000
Total	$51,000

LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. The validity of the ordinary shares offered hereunder will be passed upon for us by Amit Birk, Advocate, our General Counsel

EXPERTS

Our consolidated financial statements as of December 31, 2011 and 2012, and for each of the three years ended December 31, 2012 included in our Annual Report on Form 20-F, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3 that we filed on November 8, 2013, with the SEC under the Securities Act of 1933. We refer you to this registration statement, for further information about us and the securities offered hereby.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 000-19415). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 551-8090. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-19415). These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•     Our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, as amended;

•     Our Reports on Form 6-K furnished to the SEC on May 1, 2013, May 7, 2013, June 12, 2013, July 8, 2013, July 23, 2013, July 30, 2013, August 5, 2013, August 7, 2013, August 12, 2013, September 3, 2013, September 10, 2013, September 17, 2013, October 1, 2013, October 7, 2013, October 8, 2013, October 15, 2013, October 22, 2013, October 24, 2013, October 31, 2013, November 6, 2013 and November 8, 2013.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Magic Software Enterprises Ltd., 5 Haplada Street, Or-Yehuda 60218, Israel, Attn: Amit Birk, telephone number +972-3-538-9292. You may also obtain information about us by visiting our website at www.magicsoftware.com. Information contained in our website is not part of this prospectus.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act. As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We make available to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm. We have been making all required filings with the Commission electronically, and these filings are available via the Internet at the Commission’s website at http://www.sec.gov. In addition, since we are also listed on the Tel Aviv Stock Exchange we submit copies of all our filings with the Commission to the Israeli Securities Authority and the Tel Aviv Stock Exchange. Such copies can be retrieved electronically through the Tel Aviv Stock Exchange’s internet messaging system (www.maya.tase.co.il) and, in addition through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il).

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

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•          the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

•          the judgment is no longer appealable,

•          the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

•          the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

•          the judgment was obtained by fraud,

•          there was no due process,

•          the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

•          the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

•          at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.

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MAGIC SOFTWARE ENTERPRISES LTD.

$60,000,000

Ordinary Shares

Subscription Rights

Warrants

Debt Securities

Units

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

November 8, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Directors and Officers.

The Israeli Companies Law and our Articles of Association authorize us, subject to the receipt of requisite corporate approvals, to indemnify and exempt our directors and officers, subject to certain conditions and limitations.  In the past, our Audit Committee, board of directors and shareholders approved the issuance of indemnification and exculpation letters to all our directors and officers (including directors and officers who could be deemed to be controlling shareholders, within the meaning of the Israeli Companies Law). In light of the recent amendments to the Israeli Securities Law, our shareholders approved at our 2011 annual general meeting an amendment to our form of indemnification and exculpation letter to ensure that our directors and officers (including any director and officer who may be deemed to be a controlling shareholder, within the meaning of the Israeli Companies Law) are afforded protection to the fullest extent permitted by law as currently in effect. Under the approved form of indemnification and exculpation letter, the total amount of indemnification allowed may not exceed an amount equal to 25% of our shareholders’ equity in the aggregate, calculated with respect to each of our directors and officers.

The Israeli Companies Law provides that a company cannot exculpate an office holder from liability with respect to a breach of his duty of loyalty, but may, if permitted by its articles of association, exculpate or indemnify in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his or her duty of care. However, a company may not exculpate in advance a director from his or her liability to the company with respect to a breach of his duty of care in the event of distributions. The Israeli Companies Law provides that a company may, if permitted by its articles of association, indemnify an office holder for acts or omissions performed by the office holder in such capacity for:

•	A financial liability imposed on the office holder in favor of another person by any judgment, including a settlement or an arbitrator’s award approved by a court;

•	Reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder as a result of an investigation or proceeding instituted against him or her by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against the office holder or the imposition of any financial liability in lieu of criminal proceedings, or concluded without the filing of an indictment against the office holder and a financial liability was imposed on the officer holder in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent; and

•	Reasonable litigation expenses, including attorneys’ fees, incurred by such office holder or which were imposed on him by a court, in proceedings the company instituted against the office holder or that were instituted on the company’s behalf or by another person, or in a criminal charge from which the office holder was acquitted, or in a criminal proceeding in which the office holder was convicted of a crime which does not require proof of criminal intent.

In accordance with the Israeli Companies Law, a company’s articles of association may permit the company to:

•	Undertake in advance to indemnify an office holder, except that with respect to a financial liability imposed on the office holder by any judgment, settlement or court-approved arbitration award, the undertaking must be limited to types of occurrences, which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable due to the company’s activities and to an amount or standard that the board of directors has determined is reasonable under the circumstances; and

•	Retroactively indemnify an office holder of the company.

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Insurance for Office Holders

The Israeli Companies Law provides that a company may, if permitted by its articles of association, insure an office holder for acts or omissions performed by the office holder in such capacity for:

•	A breach of his or her duty of care to the company or to another person;

•	A breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice the company’s interests; and

•	A financial liability imposed upon the office holder in favor of another person as a result of an action which was performed by that office holder.

Our articles of association allow us to insure our office holders to the fullest extent permitted by law.  Until its expiration in December 2011, we maintained a directors’ and officers’ liability insurance policy with liability coverage of up to $20 million per claim and in the aggregate (including legal costs incurred world-wide) of an annual premium of $39,000.  At our 2011 annual general meeting, our shareholders approved a framework agreement of terms and conditions for the renewal, extension or replacement, from time to time, for a period of up to three years from December 14, 2011, of our directors’ and officers’ liability insurance policy for all directors and officers of the company and its subsidiaries, who may serve from time to time (including a director who may be deemed a controlling shareholder, within the meaning of the Israeli Companies Law), according to which (i) the annual aggregate premium of the New Policy may not exceed 25% of the previous year’s aggregate premium; (ii) the coverage limit per claim and in the aggregate under the New Policy may not exceed an amount representing an increase of 25% in any year, as compared to the previous year’s aggregate coverage limit; and (iii) the terms of any new policy must be identical with respect to all of our officers and directors (including officers and directors who may be deemed controlling shareholders, within the meaning of the Israeli Companies Law).  No further approval by our shareholders will be required in connection with any renewal, extension or purchase of any new policy entered into in compliance with the foregoing terms and conditions of the framework agreement.

Limitations on Exculpation, Insurance and Indemnification

The Israeli Companies Law provides that neither a provision of the articles of association permitting the company to enter into a contract to insure the liability of an office holder, nor a provision in the articles of association or a resolution of the board of directors permitting the indemnification of an office holder, nor a provision in the articles of association exempting an office holder from duty to the company shall be valid, where such insurance, indemnification or exemption relates to any of the following:

•	a breach by the office holder of his duty of loyalty, except with respect to insurance coverage or indemnification if the office holder acted in good faith and had reasonable grounds to assume that the act would not prejudice the company;

•	a breach by the office holder of his duty of care if such breach was committed intentionally or recklessly, unless the breach was committed only negligently;

•	any act or omission committed with intent to derive an unlawful personal gain; and

•	any fine or forfeiture imposed on the office holder.

In addition, pursuant to the Israeli Companies Law, exemption of, procurement of insurance coverage for, an undertaking to indemnify or indemnification of an office holder must be approved by the audit committee and the board of directors and, if such office holder is a director or a controlling shareholder or a relative of the controlling shareholder, also by the shareholders general meeting. A special majority at the general meeting is required if a controlling shareholder is interested in such transaction as an office holder or as a relative of an office holder, as described above.

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Our articles of association allow us to insure, indemnify and exempt our office holders to the fullest extent permitted by law, subject to the provisions of the Israeli Companies Law. We currently maintain a directors’ and officers’ liability insurance policy with a per-claim and aggregate coverage limit of $20 million, including legal costs incurred world-wide.

Item 16. Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 17. Undertakings.

(1)          The undersigned registrant hereby undertakes:

(a)          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)          to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)          that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)          that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)          each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)          each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)          that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

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(5)          The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Or Yehuda, Israel, on November 8, 2013.

By:	/s/Guy Bernstein
Guy Bernstein
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Guy Bernstein, Asaf Berenstin, and Amit Birk or either of these or his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he or she may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on November 8, 2013.

Signature	Title

/s/Guy Bernstein	Chief Executive Officer (Principal Executive Officer) and
Guy Bernstein	Director

/s/Asaf Berenstin	Chief Financial Officer (Principal Accounting and Financial
Asaf Berenstin	Officer)

/s/Naamit Salomon	Director
Naamit Salomon

/s/ Yehezkel Zeira	Director
Yehezkel Zeira

/s/Itiel Efrat	Director
Itiel Efrat

/s/Elan Penn	Director
Elan Penn

MAGIC SOFTWARE ENTERPRISES, Inc.		Authorized Representative in the United States

By:	/s/Regev Yativ
Name:	Regev Yativ
Title:	President

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Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement or Agency Agreement (1)
4.1	Memorandum of Association of the Registrant, as amended (2)
4.2	Specimen of Ordinary Share Certificate (3)
4.3	Form of Subscription Rights Agreement (including form of Subscription Right Certificate) (4)
4.4	Form of Warrant (5)
4.5	Indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness
4.6	Form of debt security (1)
5.1	Opinion of Amit Birk, Advocate.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Levy Cohen & Co., Chartered Accountants (relating to Magic Software Enterprises (UK) Limited)
23.3	Consent of Levy Cohen & Co., Chartered Accountants (relating to Hermes Logistics Technologies Limited)
23.4	Consent of KDA Audit Corporation (relating to Magic Software Japan K.K.)
23.5	Consent of Amit Birk, Advocate] (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to the Registration Statement)
25.1	Statement of Eligibility of Trustee under Indenture (6)

___________

(1)          Incorporated by reference, if necessary, to a corresponding exhibit to a Current Report on Form 6-K in connection with an offering of securities.

(2)          Previously filed as an Item to the registrant’s Form 6-K for the month of December 2011, filed on December 7, 2011, and incorporated herein by reference.

(3)          Previously filed as Exhibit 4.1 to the registrant’s registration statement on Form F-1, registration number 33-41486, and incorporated herein by reference.

(4)          If applicable, to be filed by amendment or incorporated by reference pursuant to a report on Form 6-K.

(5)          Previously filed as an Item to the registrant’s Form 6-K for the month of December 2010, filed on December 23, 2010, and incorporated herein by reference.

(6)           Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.